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                                                                    EXHIBIT 10.9

                             EMPLOYMENT AGREEMENT

        This Employment Agreement is entered into on this 10th day of October 1997 by and between EAST-WEST BANK, (hereinafter referred to as "Bank"), and John Stephan (hereinafter referred to as "Executive").

                              W I T N E S S E T H
                              -------------------

        WHEREAS, in order to insure the successful management of its business, Bank desires to avail itself of the experience, skills, abilities and knowledge of Executive; and

        WHEREAS, both the Bank and the Executive desire to embody the terms and conditions of Executive's employment in this written agreement which supersedes all prior agreements, whether written or oral; and

        WHEREAS, the employment, the duration thereof, the compensation to be paid to Executive, and other terms and conditions of employment provided in this Agreement were duly fixed, stated, approved and authorized for and on behalf of the Bank by action of its Board of Directors at a meeting held on October,
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1997, at which meeting a quorum was present and voted, exclusive of Executive.

        NOW, THEREFORE, in consideration of the mutual convenants, terms and conditions, hereinafter set forth, the sufficiency of which is acknowledged, the parties hereto convenant and agree as follows:

        1.  TERM
            ----
        Subject to the concurrence of all the appropriate state and/or federal regulatory agencies, Bank agrees to employ Executive as Executive Vice President, Retail Banking Director, and Executive hereby accepts employment with Bank commencing on October 20, 1997 ("Commencement Date") and shall continue for a period of one (1) year(s) from and after the Commencement Date, unless sooner terminated or extended pursuant to the provisions of Sections 6 and 7 hereof. This period of employment shall be referred to herein as "the Term". The Bank and Executive will commence good faith discussions regarding the renewal or extension of this Agreement three (3) months prior to expiration of the Term of this Agreement.

        2.  DUTIES
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            2.1  Generally.  At the commencement of this Agreement Executive
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shall serve as Executive Vice President, Retail Banking Director, primarily responsible for managing the retail branch network, the retail bank marketing, retail

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operations, and residential mortgages, subject to the powers by law vested in the Board of Directors of Bank and in Bank's shareholders. Executive shall also serve as a member of Various Committees of the Bank. During the term of this Employment Agreement, Executive shall perform his/her duties faithfully, diligently and to the best of his/her ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws and the Bank's Articles of Association and Bylaws. The Executive may be assigned, by mutual agreement, other titles and job responsibilities.

         2.2  Performance.  Executive shall devote substantially his full
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energies, interest, abilities and productive time to the business of the Bank.
Executive shall at all times loyally and conscientiously perform all of these duties and obligations hereunder and shall at all times strictly adhere to and obey, and instruct and require all those working under and with him strictly to adhere and obey, all Bank policies and procedures whether written or oral and all applicable federal and state laws, statutes, rules and regulations to the end that the Bank shall at all times be in full compliance with such laws, statutes, rules and regulations. Executive will be primary place of business will be located at one of the banks principal offices in the Los Angeles Metropolitan area.

     3.  COMPENSATION
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         3.1  Operating Period. During the Term, Executive shall receive an
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annual base salary in the amount of Two Hundred Thousand ($200,000.00) payable in accordance with the normal payroll practices of the Bank. Annual salary increases shall be according to Bank policy which are based on merit and the Bank's financial performance for the previous year. Annual increases are in the sole discretion of the Bank.

         3.2  Bonus.  In addition to the base salary set forth in Section 3.1
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hereof, during the Term, Executive may participate in the Bank's Management
Incentive Program with the opportunity to earn an annual bonus, based upon achievement. Bonus potential is established pursuant to the Management Incentive Program currently at 30% of calendar year base salary earnings prorated for service less than the full twelve (12) month cycle. The percentage may be changed at the sole discretion of the Bank with or without notice. Executive shall not receive any bonus if employment is terminated prior to Executive completing any full calendar year; there shall be no proration of bonus earnings. The Bank, in its sole discretion, may award a pro rata bonus at time of termination.

    4.   EXECUTIVE BENEFITS
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        4.1  Group Medical and Life Insurance Benefits.  During the Term the
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Bank shall provide for Executive, at Bank's expense, participation in medical, dental, accident and health, income continuation and life insurance benefits to the same extent that such benefits are available to other executives and eligible employees of the Bank. Dependent coverage may be subject to Executive contributions. Nothing herein shall imply that the Bank may not reduce, eliminate or modify existing benefits provisions applicable to all employees.

        4.2  Business Expense.  Executive shall be entitled to reimbursement by
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the Bank in accordance with Bank policy and procedures, for any ordinary and necessary business expenses incurred by Executive in the performance of Executive's duties and in acting for the Bank during the Term, which type of expenditures shall be determined by the Board of Directors, provided that:

              (a) Each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Bank as a business expense and not as deductible compensation to Executive; and

              (b) Executive furnishes to the Bank adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of the Bank and not as deductible compensation to Executive.

        4.3  Automobile.  Executive shall receive an automobile allowance in
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the sum of six hundred Dollars ($600.00) per month during the term of this agreement.

        4.4. 401 (K).  Executive may participate in the Bank's 401 (k) Plan
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subject to the terms and conditions thereof.

        4.5  Vacation.  Executive shall be entitled to a vacation, in accordance
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with standard Bank policies based on Corporate title and length of service, each year during the Term, which vacation presently shall be four (4) weeks and such vacation shall accrue at the rate of 13.33 hours for each month of service under this Agreement. Any vacation time not used may be accrued for use in future years, subject to a maximum accrual balance not to exceed 1 1/2 times annual accrual entitlement.

        4.6 LTD (Long Term Disability), Executive will be required to join the
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Executive Long Term Disability Plan.  The Executive Long Term Disability Plan is
a contributory plan. All premiums will automatically be paid out of payroll deductions. Participation is mandatory.

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          4.7  Employee Benefits.  Executive shall be entitled to participate in
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all Bank employee benefits available to all employees, subject to meeting standard eligibility requirements.

          4.8  Benefit Enhancements.  Executive will be eligible for all and any
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benefit enhancements that are made to the executive benefit package.

      5.  PROPERTY RIGHTS
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          5.1  Trade Secrets.  During the Term, Executive may have access to and
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become acquainted with various trade secrets which are owned by the Bank and which may regularly be used in the operation of the Bank. Executive shall not disclose any such trade secrets, directly or indirectly, or use them in any way, during the Term or at any time thereafter, except as required pursuant to the provisions of this Agreement. All such trade secrets, including, but not by way of limitation, any and all files, records, documents, specifications, equipment, customer lists and similar items relating to the business of the Bank, whether prepared by Executive or otherwise coming into Executive's possession, shall remain the exclusive property of the Bank and shall not be removed from the premises of the Bank under any circumstances whatsoever without the prior written consent of the Board of Directors.

          5.2  Other Property.  Under termination of this Agreement, Executive
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shall immediately deliver to the Board of Directors any and all property in
Executive's possession or under Executive's control belonging to the Bank, in good condition, ordinary wear and tear and damage by any cause beyond Executive's reasonable control excepted.

     6.  ADDITIONAL OBLIGATIONS
         ----------------------

         6.1  Covenant Not to Compete.  During the Term, Executive shall not,
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directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer of director, or in any other individual or representative capacity, engage or participate in any business or activity that is in any way in competition in any manner whatsoever with the business of the Bank.

     7.  TERMINATION.
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     Pursuant to the provisions of all applicable federal and state statutes and regulations including California Labor Code Section 2922, it is the specific intent of the Bank and the Executive that the employment shall be "at will", and any and all other provisions of this Agreement to the contrary notwithstanding, Executive's employment hereunder may be terminated as follows:

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         7.1  Without Cause.  In the sole and absolute discretion of the Board
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of Directors for any cause whatsoever; provided, however, that if such termination occurs during the Term, and is for any cause other than those causes particularly described in Sections 7.2 or 7.3 hereof, Executive shall receive a severance payment in the amount equal to six (6) months of the then current annual salary in full and complete satisfaction of any and all rights which Executive might enjoy hereunder other than the right, if any, to exercise any of the stock options vested prior to such termination. In the event that termination takes place without cause in the first six (6) months of employment, the severance payment provided herein shall be prorated based upon the length of service.

         7.2  Disability.  Upon Executive's medical or psychological disability
              ----------
whereby Executive is unable to continue his/her duties hereunder, the employment is terminated. If such termination occurs as a result of such disability, Executive shall receive severance payment in an amount equal to six (6) months of the annual base salary in effect hereunder at the date of such termination in full and complete satisfaction of any and all rights which Executive might enjoy hereunder other than the right, if any, to exercise any of the stock options vested prior to such termination.

         7.3  With Cause.  In the event of the Executive's death or willful
              ----------
breach or habitual neglect of his/her duties and obligations under this Agreement, his/her conviction of a felony or the closing of the Bank under order of regulatory authorities or any other governmental regulator of competent jurisdiction, in which event Executive or Executive's estate shall not receive any severance payment.

         7.4. Severance After The Term of Agreement.  In the event that this
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Agreement expires and no subsequent Employment Agreement is entered into and
Executive remains in the employment of the Bank whereby employment remains "at will", if the Bank terminates the Executive without cause, as defined above, the Executive shall receive six (6) months of salary as severance pay in full and complete satisfaction of any and all rights that Executive may have. If the Bank terminates the Executive for cause, no severance pay shall be paid to Executive.

         7.5. Severance Settlement.  Severance payment shall be made in a lump
              ---------------------
sum, subject to required payroll withholding and IRS Form W-2 reporting.

         7.6. Change of Control. If a Change of Control (as defined below)
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occurs during the term of this Agreement, and if executive is terminated without cause within twelve (12)

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months of such Change of Control, Executive shall receive a severance payment equal to the total cash compensation received in the prior 24 month period, or annualized if 24 months has not passed since Executive was hired; this severance payment shall be in lieu of the severance payment provided in Section 7.1 and
7.4 of this Agreement or under any severance payment to which Executive would otherwise be entitled to under this Agreement or under any severance program of general application of the Bank or any entity which might acquire control of Bank.

"Change of Control" means the transfer of 51% or more of the Bank's outstanding voting common stock followed within twelve (12) months by replacement of fifty percent (50%) or more of the members of the Bank's Board of Directors (for reason other than death or disability), but shall not include (I) any transfer of stock to another company or entity directly or indirectly controlled or owned by the current shareholders of the Bank or their immediate family or (ii) any transfer as a result of a public stock offering of the Bank so long as after such stock offering no other person or group owns, directly or indirectly, a greater number of shares than are owned directly or indirectly by the current shareholders of the Bank or their immediate family. For purposes of the definition of change of control, a transfer of the Bank's stock shall also be deemed to occur if the stock of any holding company owning 51% or more of the Bank is transferred.

         7.7. General Release of Claims.  As a material inducement to the Bank
              -------------------------
to enter into Sections 7.1, 7.2 and 7.4, Executive hereby irrevocably and unconditionally releases, acquits, and forever discharges the Bank and each of the Bank's owners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively "Releasees"), or any of them, from any and all complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, costs, losses, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever, including the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, known or unknown ("Claim" or "Claims"), which Executive now has, owns, or holds, or claims to have, own or hold, or which Executive at any time heretofore had, owned, or held, or claimed to have, own, or hold, or which Executive at any time hereinafter may have, own, or hold, or claim to have, own, or hold, against each or any of the Releases.

         7.8. Civil Code Section 1542.  Executive expressly waives and
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relinquishes all rights and benefits afforded by

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Section 1542 of the Civil Code of the State of California and does so understand and acknowledge the significance and consequence of such specific waiver of
Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


         7.9  Indemnification.  The Bank agrees to indemnify Executive to the
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fullest extent possible pursuant to California law for any and all acts performed during the course and scope of Executive's employment. At all times during the employment, the Bank shall maintain directors and officers liability insurance coverage for Executive.

     8.  ACKNOWLEDGMENT.
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     Executive hereby acknowledges that this Agreement may be subject to and contingent upon the prior approval of the regulatory authorities and only to the extent that any such prior approval is required. If such approval is not obtained, this contract is null and void and unenforceable.

     9.  MISCELLANEOUS.
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         9.1  Notice.  Any and all notices and other communications hereunder
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shall be in writing and shall be deemed to have been duly given when delivered personally or forty-eight (48) hours after being mailed, certified or registered mail, return receipt requested, postage prepaid, to the addresses set forth below or to such addresses as may from time to time be designated in writing.
              East-West Bank,
              Attention:  Human Resources Director
              415 Huntington Drive
              San Marino,  CA  91108

         9.2  Time. Time is of the essence of this Agreement with respect to
              ----
each and every provision of this Agreement in which time is a factor.

         9.3  Entire Agreement.  This Agreement sets forth the entire agreement
              ----------------
between Executive and the Bank pertaining to the subject matter hereof, fully supersedes any and all prior agreements and or understandings between Executive and any other persons on behalf of the Bank pertaining to the subject matter hereof and no change in modification of or addition, amendment

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or supplement to this Agreement shall be valid unless set forth is writing and signed and dated by Executive and the Bank.

         9.4  Further Assurances.  Executive and the Bank, without the necessity
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of any further consideration, agree to execute and deliver such other documents and take such other action as may be necessary to consummate more effectively the purposes and subject matter of this Agreement.

          9.5 Applicable Law. The existence, validity, construction and
              --------------
operational effect of this Agreement, any and all of these covenants, agreements, representations, warranties, terms and conditions and the rights and obligations of Executive and the Bank hereunder shall be determined in accordance with the regulations of the applicable regulatory authorities provided, however, that any provision of this Agreement which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement.

         9.6  Controversy.  In the event of any controversy, claim, or dispute
              -----------
between Executive and the Bank arising out of or relating to this Agreement, the prevailing party shall be entitled to recover as costs from the non-prevailing party reasonable expenses, including, but not by way of limitation, attorneys' fees and accountant's fees.

         9.7  Arbitration.  Any dispute regarding any aspect of this Agreement,
              -----------
including but not limited to its formation, performance or breach ("arbitrable dispute"), shall be submitted to arbitration in Los Angeles County, California, before a single experienced employment arbitrator licensed to practice law in California and selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, as the exclusive forum for resolving such claims or dispute. The arbitrator shall not have authority to modify or change the Agreement in any respect. The prevailing party in any such arbitration shall be awarded its costs, expenses, and actual attorneys' fees incurred in connection with the arbitration. Bank and Executive shall each be responsible for payment of one-half the amount of the arbitrator's fee(s). The arbitrator's decision and/or award will be fully enforceable and subject to an entry of judgement by the Superior Court of the State of California for the County of Los Angeles. Should any part to this Agreement hereafter institute any legal action or administrative proceeding against the other with respect to any Claim waived by this Agreement or pursue any arbitrable dispute by any method other than arbitration, the responding party shall recover from the initiating party all damages, costs, expenses, and attorneys' fees incurred as a result of such action.

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        9.8  Headings and Gender.  The section headings used in this Agreement
             -------------------
are intended solely for the convenience of reference and shall not in any way or manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions of this Agreement and the masculine, feminine or neutral gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

        9.9  Successors.  The covenants, agreements, representations,
             ----------
warranties, terms and conditions contained in this Agreement shall be binding upon and insure to the benefit of the successors and assigns of Executive and the Bank, provided however, that Executive may not assign any or all of his rights or duties hereunder except upon the prior written consent of the Board of Directors in its sole and absolute discretion.

DATED:  10-9, 1997

                                            EAST-WEST BANK

                                      By:




                                            EXECUTIVE

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                   ANNUAL AMENDMENT TO EMPLOYMENT AGREEMENT

     This Annual Amendment to the October 20, 1997 Employment
Agreement (hereinafter "Employment Agreement") is entered into on this 1st day of February, 1998 by and between EAST-WEST BANK (hereinafter referred to as "Bank"), and John E. Stephan (hereinafter referred to as "Executive").

     Pursuant to Section 9.3 of the Employment Agreement between the Bank and Executive, the following terms and conditions of the Employment agreement are hereby modified and agreed to, as approved and authorized for and on behalf of the Bank by action of its Board of Directors at a meeting held on January 22, 1998, at which meeting a quorum was present and voted, exclusive of Executive:

     1.  TERM
         ----
     Bank agrees to employ Executive as Executive Vice President, and Executive hereby accepts employment with Bank commencing on February 1, 1998 ("Commencement Date") and shall continue for a period of one (1) year from and after the Commencement Date.

     2.  DUTIES
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         2.1 Generally.  At the commencement of this agreement executive shall
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serve as Executive Vice President and Retail Banking Director subject to the powers by law vested in the Board of Directors of Bank and in Bank's shareholders. During the term of this Employment Agreement, Executive shall perform his/her duties faithfully, diligently and to the best of his/her ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws and the Bank's Articles of Association and Bylaws.

     3.  COMPENSATION
         ------------
         3.1  Operating Period.  During the Term, Executive shall receive an
              ----------------
annual base salary in the amount of Two Hundred Four Thousand Dollars ($204,000.00) payable in accordance with the normal payroll practices of the Bank. Annual salary increases shall be according to Bank policy which are based on merit and the bank's financial performance for the previous year. Annual increases are in the sole discretion of the Bank.

     4.  EXECUTIVE BENEFITS
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         4.2  Business Expense  Executive shall be entitled to reimbursement by
              ----------------
the Bank in accordance with Bank policy and procedure, for any ordinary and necessary business expenses incurred by Executive in the performance of Executive's duties and in acting for the Bank during the Term, which type of expenditures shall be determined by the Board of Directors, provided that executive furnishes to the Bank adequate records and other documentary evidence for such expenditures.

     Except as expressly agreed to herein, the Employment Agreement between the parties shall remain in force and effect.

Dated: 4-27-98 , 1998

                      EAST WEST BANK

                      By:
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                      Executive